UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DOLLAR GENERAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

YOUR VOTE IS IMPORTANT
TIME IS SHORT – PLEASE ACT TODAY!

June 7, 2007

Dear Fellow Shareholder:

          According to our latest records, we have not received your voting instructions for the important Special Meeting of Dollar General Corporation to be held on June 21, 2007.  At the meeting, Dollar General shareholders are being asked to approve a merger agreement under which Dollar General would be acquired by Buck Holdings L.P., an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P.  If the merger agreement is approved and the merger is completed, each outstanding share of Dollar General’s stock that you own will be converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes.  Please note that the proposal to approve the merger agreement requires the affirmative vote of a majority of Dollar General’s outstanding shares of common stock.  Accordingly, if you do not vote, it has the same effect as a vote “against” the proposal.

1.

Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

          For the reasons set forth in the proxy statement dated May 18, 2007, your Board of Directors of Dollar General Corporation unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  We respectfully request that you vote your shares at your earliest convenience.

          If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 644-6071.

          On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

David A. Perdue
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT
TIME IS SHORT – PLEASE ACT TODAY!

June 7, 2007

Dear Fellow Shareholder:

          According to our latest records, we have not received your voting instructions for the important Special Meeting of Dollar General Corporation to be held on June 21, 2007.  At the meeting, Dollar General shareholders are being asked to approve a merger agreement under which Dollar General would be acquired by Buck Holdings L.P., an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P.  If the merger agreement is approved and the merger is completed, each outstanding share of Dollar General’s stock that you own will be converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes.  Please note that the proposal to approve the merger agreement requires the affirmative vote of a majority of Dollar General’s outstanding shares of common stock.  Accordingly, if you do not vote, it has the same effect as a vote “against” the proposal.

1.

Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 690-6903. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

          For the reasons set forth in the proxy statement dated May 18, 2007, your Board of Directors of Dollar General Corporation unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  We respectfully request that you vote your shares at your earliest convenience.

          If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 644-6071.

          On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

David A. Perdue
Chairman and Chief Executive Officer